Exhibit No. 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S‑8 of Altria Group, Inc. of our report dated March 11, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting of Anheuser-Busch InBev SA/NV, which is incorporated by reference in Altria Group, Inc.’s Annual Report on Form 10‑K/A Amendment No. 1 for the year ended December 31, 2019.

Sint-Stevens-Woluwe, Belgium, May 20, 2020

PwC Bedrijfsrevisoren BV / Reviseurs d’Entreprises SRL
Represented by

/s/ Koen Hens
Statutory Auditor